                            FLEMING COMPANIES, INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN


















                    (Adopted Effective November 1, 1997)

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                            FLEMING COMPANIES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN


                               TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

ARTICLE I      Name and Purpose of Plan                                     1

          1.1  Name of Plan                                                 1
          1.2  Purpose of Plan                                              1

ARTICLE II     Definitions and Construction                                 1

          2.1  Definitions                                                  1
          2.2  Construction                                                 7

ARTICLE III    Participation                                                7

          3.1  Selection for Participation                                  7
          3.2  Participation in Consideration
               for Future Services Only                                     7
          3.3  Other Agreements                                             7

ARTICLE IV     Contributions                                                7

          4.1  Payments by the Company and/or Subsidiary                    7

ARTICLE V      Supplemental Normal Retirement Income                        8

          5.1  Amount                                                       8
          5.2  Form of Benefit                                              8
          5.3  Commencement of Benefit                                      8
          5.4  Postponed Retirement Date                                    8
          5.5  Payment of Supplemental Normal
               Retirement Income                                            9

ARTICLE VI     Death of a Participant                                       9

          6.1  Payment of Supplemental Death Benefit                        9
          6.2  Beneficiary Designation                                     10

ARTICLE VII    Early Retirement                                            10

          7.1  Supplemental Early Retirement Income                        10


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ARTICLE VIII   Disability                                                  11

          8.1  Supplemental Disability Retirement Income                   11
          8.2  Proof of Disability                                         11

ARTICLE IX     Termination of Employment                                   12

          9.1  Termination of Employment Prior to
               Retirement Date                                             12
          9.2  Acceleration of Vesting of
               Supplemental Normal Retirement Income
               Upon Change in Control                                      12

ARTICLE X      Manner of Payment of Benefits                               15

         10.1  Payment at Actual Retirement                                15
         10.2  Committee May Approve Change of Form of
               Payment                                                     16

ARTICLE XI     General Benefit Provisions                                  16

         11.1  Reemployed Participants Who Had
               Been Receiving Benefits                                     16
         11.2  Restrictions on Alienation of Benefits                      16
         11.3  No Trust                                                    17
         11.4  Plan Unfunded - No Assignment                               17
         11.5  Withholding and Other Employment Taxes                      17

ARTICLE XII    Provisions Relating to Participants                         18

         12.1  Information Required of Participants                        18
         12.2  Abandonment of Benefits                                     18
         12.3  Benefits Payable to Incompetents                            18
         12.4  Conditions of Employment Not
               Affected by Plan                                            19

ARTICLE XIII   Administration                                              19

         13.1  Allocation of Responsibility for
               Plan Administration                                         19
         13.2  Appointment of Committee                                    19
         13.3  Claims Procedure                                            19
         13.4  Review Procedure                                            20
         13.5  Records and Reports                                         20
         13.6  Other Committee Powers and Duties                           20
         13.7  Rules and Decisions                                         21
         13.8  Committee Procedures                                        21


                                    -ii-

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ARTICLE XIV    Amendment and Termination                                   21

         14.1  Right to Amend or Alter Plan                                21
         14.2  Right to Terminate Plan                                     22
         14.3  Merger of Company or Termination
               of Qualified Plan                                           22
         14.4  Forfeiture of All Benefits                                  22

ARTICLE XV     Miscellaneous Provisions                                    23

         15.1  Articles and Section Titles
               and Headings                                                23
         15.2  Laws of Oklahoma to Govern                                  23












                                   -iii-

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                           FLEMING COMPANIES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN


         FLEMING COMPANIES, INC., an Oklahoma corporation, hereby adopts the FLEMING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN upon the following terms and conditions.

                                  ARTICLE I

                         NAME AND PURPOSE OF PLAN

         1.1 NAME OF PLAN. This Plan shall be hereafter known as the FLEMING COMPANIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN.

         1.2 PURPOSE OF PLAN. The Plan is established and maintained by the Company solely for the purpose of providing benefits for certain Associates of the Company, or any Subsidiary who (i) participate in the Consolidated Retirement Plan for Fleming Companies, Inc. and Its Subsidiaries and (ii) have limitations on benefits imposed by Sections 415 and/or 401(a)(17) of the Internal Revenue Code of 1986, as amended, on qualified retirement plans to which those Sections are applicable. It is intended that this Plan be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                 ARTICLE II

                      DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

               (a) ACT: The word "Act" shall mean Public Law. No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

               (b) ACTUARIAL EQUIVALENT: The words "Actuarial Equivalent" shall mean the equivalent of the Supplemental Normal Retirement Income as of the applicable Retirement Date otherwise payable to a Participant in the mode of a single life annuity commencing on his Normal Retirement Date, determined using the actuarial assumptions and factors stated in the Qualified Plan.

               (c) ACTUARY: The word "Actuary" shall mean an enrolled actuary selected from time to time by the Committee to provide actuarial services for the Plan who as of the Effective Date was Watson, Wyatt & Company.

               (d) AGREEMENT: The word "Agreement" shall mean that certain "Agreement for the Fleming Companies, Inc. Executive Deferred Compensation Plan" which will be entered into by and between the Company and the Participant together with any amendments thereto.

               (e) ASSOCIATE: The word "Associate" shall mean any person, employed by the Employer on the basis of an employer-employee relationship, who receives remuneration for personal services rendered to the Employer and who is either a highly compensated employee or a select management employee.

               (f) AUTHORIZED LEAVE OF ABSENCE: The words "Authorized Leave of Absence" shall mean any extraordinary absence authorized by the Committee within its sole discretion.

               (g) ANNUAL FINAL COMPENSATION: The words "Annual Final Compensation" shall mean the average annual total compensation earned by a Participant during the three consecutive calendar years of his employment immediately preceding his Normal Retirement Date or his earlier termination of employment, as the case may be, which shall include the following:

                         (i) the total of all amounts paid to a Participant by the Employer as regular salary or wages including overtime, commissions, bonuses, jury pay, vacation pay, sick pay and holiday pay, but excluding other forms of extraordinary compensation reported on the Participant's Form W-2 to the Internal Revenue Service such as final payments of the balance of the bonus bank under the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries, allow ances or reimbursement for moving expenses, automobiles, income recognized on the exercise of stock options or upon receipt of an award of stock; provided, Annual Final Compensation shall further be adjusted to include the amounts provided in the following Subsection (ii);

                         (ii) any amount (x) deferred by a Participant pursuant to Section 401(k) of the Code with respect to an employee benefit plan sponsored by the Employer or Section 125 of the Code with respect to a "cafeteria plan" sponsored by the Employer and (y) which would be included as "compensation" as defined in the Qualified Plan.

               (h) BENEFICIARY: The word "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.2 hereof who would be entitled to receive his Supplemental Normal Retirement Income upon the death of the Participant.

               (i) BOARD: The word "Board" shall mean the Board of Directors of the Company.

               (j) CAUSE: The word "Cause" shall mean the termination from employment with the Company or a Subsidiary for one of the following reasons:

                         (i) the conviction of the Participant of a felony by a
               federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company; (iii) the Participant's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the Partici-pant's duties, which failure is not cured within 30 days; or
               (iv) the Participant's failure to perform his specified duties and responsibilities for a period of 45 days as determined by his supervisor after a warning in writing. Further, for purposes of this Subsection (j):

                                (1)  No act or failure to act, on the
                    Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

                                (2)  The Participant shall not be deemed to
                    have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Par ticipant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth in clauses (i),

                    (ii), (iii) or (iv) above and specifying the particulars thereof in detail.

               (k) CHANGE OF CONTROL: The words "Change of Control" shall have the meaning set forth in Section 9.2 of this Plan.

               (l) CODE: The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (m) COMMITTEE: The word "Committee" shall mean the Compensation and Organization Committee appointed by the Board under
          Article XIII herein to administer the Plan.

               (n) COMPANY: The word "Company" shall mean Fleming Companies, Inc., an Oklahoma corporation, or its successor.

               (o) DISABILITY: The word "Disability" shall mean a condition whereby a Participant has become totally and permanently disabled within the meaning of the Long-Term Disability Plan as in effect as of the Effective Date of this Plan.

               (p) DISABILITY RETIREMENT DATE: The words "Disability Retirement Date" shall mean the first day of the month after which a Participant terminating employment has satisfied all conditions specified in the foregoing Subsection for Disability.

               (q) EARLY RETIREMENT DATE: The words "Early Retirement Date" shall mean the first day of the month coinciding with or following the date a Participant terminates employment with the Employer after
          (i) earning at least 10 Years of Credited Service and (ii) attaining at least age 55.

               (r) EFFECTIVE DATE: The words "Effective Date" shall mean the 1st day of November, 1997.

               (s) ELIGIBLE SPOUSE: The words "Eligible Spouse" shall mean the spouse to whom the Participant is married for the one-year period preceding his date of death or the date on which payment of his Supplemental Normal Retirement Income will commence.

               (t) EMPLOYER: The word "Employer" shall mean either the Company or any Subsidiary.

               (u) LIMITATIONS ON BENEFITS: The words "Limitations on Benefits" shall mean the limitations imposed by Sections 415 and/or 401(a)(17) of the Code on the accrual of the Qualified Plan Benefits under the Qualified Plan.

               (v)  LONG-TERM DISABILITY PLAN:  The words "Long-Term
          Disability Plan" shall mean the "Long-Term Disability Benefit Plan of Fleming Companies, Inc. and Its Subsidiaries."

               (w) NORMAL RETIREMENT AGE: The words "Normal Retirement Age" shall mean the 65th birthday of a Participant.

               (x) NORMAL RETIREMENT DATE: The words "Normal Retirement Date" shall mean the first day of the month coinciding with or following a Participant's Normal Retirement Age.

               (y) PARTICIPANT: The word "Participant" shall mean an Associate who during a Year shall meet the eligibility requirements of Article III herein for participation or reparticipation, as the case may be. The initial participants selected for participation as of the Effective Date are listed on Exhibit "A" attached hereto.

               (z) PLAN: The word "Plan" shall mean the Fleming Companies, Inc. Executive Deferred Compensation Plan, as set forth in this instrument, and as hereafter amended from time to time.

              (aa) POSTPONED RETIREMENT DATE: The words "Postponed Retirement Date" shall mean the first day of the month coinciding with or next following the date that a Participant retires under Section 5.5 herein subsequent to his Normal Retirement Date.

              (bb) QUALIFIED PLAN BENEFIT: The words "Qualified Plan Benefit" shall mean the accrued benefit earned at any point in time by a Participant pursuant to the Qualified Plan.

              (cc) QUALIFIED PLAN: The words "Qualified Plan" shall mean the employee pension plan sponsored by the Company which is qualified under Section 401(a) and Section 501(a) of the Code which is known as the "Consolidated Retirement Plan for Fleming Companies, Inc. and Its Subsidiaries."

              (dd) RETIREMENT DATE: The words "Retirement Date" shall mean a Participant's Early Retirement Date, Disability Retirement Date, Normal Retirement Date, or Postponed Retirement Date, whichever applies.

              (ee) SUBSIDIARY: The word "Subsidiary" shall mean any corporation with 80% or more of its voting capital stock being owned by the Company.

              (ff) SUPPLEMENTAL DEATH BENEFIT: The words "Supplemental Death Benefit" shall mean that additional benefit which could be paid to the Beneficiary of a deceased Participant all as provided by Article VI hereof.

              (gg) SUPPLEMENTAL DISABILITY RETIREMENT INCOME: The words "Supplemental Disability Retirement Income" shall mean a monthly benefit computed in accordance with Section 8.1 herein.

              (hh) SUPPLEMENTAL EARLY RETIREMENT INCOME: The words "Supplemental Early Retirement Income" shall mean a monthly benefit computed in accordance with Section 7.1 herein.

              (ii) SUPPLEMENTAL NORMAL RETIREMENT INCOME: The words "Supplemental Normal Retirement Income" shall mean a monthly benefit computed in accordance with Section 5.1 herein.

              (jj) TRUST: The word "Trust" shall mean the Fleming Companies, Inc. Executive Deferred Compensation Trust which has been established and may be used by the Company, its parent, or any Subsidiary as the device for assisting the Company to meet its obligations under the Plan.

              (kk) TRUSTEE OR TRUSTEES: The words "Trustee" or "Trustees" means the entity who has been designated by the Company to serve as Trustee of the Trust.

              (ll) YEAR: The word "Year" shall mean the annual period beginning on the first day following the last Saturday of December, and ending on the last Saturday of December of the calendar year immediately following.

              (mm) YEAR OF CREDITED SERVICE: The words "Year of Credited Service" shall have the same meaning and be calculated in the same manner as "Years of Credited Service" are computed under the Qualified Plan.

          2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                 ARTICLE III

                                PARTICIPATION

          3.1 SELECTION FOR PARTICIPATION. A Participant who (i) is eligible to receive a Qualified Plan Benefit, but the amount of such benefit is reduced by reason of the application of the Limitations on Benefits imposed by application of Sections 415 and 401(a)(17) of the Code, as in effect at any time while the Participant is accruing a Qualified Plan Benefit, or as in effect at any time thereafter, (ii) is among a group of key management employees and who are included in a classification to whom coverage under this Plan has been extended and (iii) has been selected by the Committee to participate in the Plan, shall be eligible to receive a Supplemental Normal Retirement Income in accordance with the terms of the Plan. If a Participant described in the preceding sentence dies prior to commencement of payment of his Qualified Plan Retirement Benefit, the Beneficiary shall be eligible to receive a Supplemental Death Benefit.

          3.2 PARTICIPATION IN CONSIDERATION FOR FUTURE SERVICES ONLY. Selection of an Associate by the Committee for participation in the Plan will be limited to those Associates who meet the qualification requirements heretofore described and will be deemed to be for all purposes in consideration of future services which will be rendered by such Associate to the Company or its Subsidiaries in order to retain such Associates and to ensure the continued growth, development and business of the Company and its Subsidiaries.

          3.3 OTHER AGREEMENTS. Any Associate having been selected by the Committee as a Participant, including the Participants listed on Exhibit "A," shall, as a condition of participation, complete and return to the Committee the Agreement and any and all other agreements which relate to the election by the Participant to participate in the Plan and to the agreement by the Par-ticipant to the terms and conditions hereof and thereof.

                                 ARTICLE IV

                               CONTRIBUTIONS

          4.1 PAYMENTS BY THE COMPANY AND/OR SUBSIDIARY. The payments required to fund the cost of the benefits provided by the Plan shall be made solely by the Company.

                                 ARTICLE V

                 SUPPLEMENTAL NORMAL RETIREMENT INCOME

          5.1  AMOUNT.   The Supplemental Normal Retirement Income payable to
an eligible Participant shall be equal to the result derived by subtracting the amount determined in clause (b) below from the amount determined in clause (a) below where:

               (a) is the monthly amount of the Qualified Plan Benefit to which the Participant would have been entitled under the Qualified Plan if such benefit were computed without giving effect to the Limitations on Benefits; and

               (b) is the monthly amount of the Qualified Plan Benefit which would be actually payable to the Participant under the Qualified Plan at the applicable point in time assuming the Participant (x) terminated employment with the Company or any Subsidiary, (y) had attained his Early Retirement Date (or other Retirement Date for which he would be actually eligible) and (z) commenced receipt of his Qualified Plan Benefit.

          The amounts described in (a) and (b) above shall be computed as of the date of termination of employment of the Participant with the Company and all Subsidiaries in the form of a straight life annuity payable over the lifetime of the Participant (calculated in the same manner as provided under the Qualified Plan) assuming payment was to commence at the Participant's Normal Retirement Date. Payment of the Supplemental Normal Retirement Income will commence as provided under 5.3 below.

          5.2 FORM OF BENEFIT. A Participant shall be entitled to receive and be paid his Supplemental Normal Retirement Income as provided in Article X hereof. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Benefit shall not be applicable to and shall not determine the form of payment of his Supplemental Normal Retirement Income under this Plan, and such payment will be made in cash.

          5.3 COMMENCEMENT OF BENEFIT. Subject to earlier payment upon termination at or after a Change of Control, payment of the Supplemental Normal Retirement Income to a Participant shall commence on approximately the same date as payment of the Qualified Plan Benefit to the Participant commences; provided, the Committee may approve a request by the Participant that payments may commence at an earlier date upon termination of employment of the Partici-pant.
          5.4 POSTPONED RETIREMENT DATE. If a Participant continues his employment with the Employer to a date after his Normal Retirement Date ("Postponed Retirement Date"), his Supplemental Normal Retirement Income shall be deferred until his Postponed

Retirement Date. Benefits to which he shall be entitled as of his benefit commencement date shall be his Supplemental Normal Retirement Income earned at his Normal Retirement Date without adjustment after such date.

          5.5 PAYMENT OF SUPPLEMENTAL NORMAL RETIREMENT INCOME. Notwithstanding any provision contained in this Plan to the contrary and except in the case of a Change of Control as specified in Section 9.2 of this Plan, no portion of Participant's Supplemental Normal Retirement Income to which he may be entitled shall be payable (i) prior to the date that he first satisfies the requirements for retiring on his applicable Retirement Date and (ii) unless he actually terminates employment with the Employer on the applicable Retirement Date. Except as provided in Section 9.2 of this Plan, in the event benefits commence prior to a Participant's Normal Retirement Date, then, such benefits shall be adjusted as provided in Article VI in the event of a payment of a Supplemental Death Benefit, as provided in Article VII in the event of a Supplemental Early Retirement Income, and as provided in Article VIII in the event of a Supplemental Disability Retirement Income.

                                 ARTICLE VI

                           DEATH OF A PARTICIPANT

          6.1  PAYMENT OF SUPPLEMENTAL DEATH BENEFIT.

               (a) If a Participant's Qualified Plan Benefit is to be paid due to the death of the Participant while employed by the Company or a Subsidiary, the Beneficiary shall be entitled to receive a Supplemental Death Benefit to be calculated as provided in Article V hereof and will be based upon the Supplemental Normal Retirement Income earned by the Participant as of his date of death. Provided, however, in making such calculation under Article V hereof, the Participant shall be credited with Years of Credited Service equal to the greater of his actual Years of Credited Service or ten (10) Years of Credited Service. The Supplemental Death Benefit will be paid in the same manner as he has previously elected in his Agreement subject to Subsection (c) below or unless the Committee approves an optional form of benefit under Section 10.2 hereof.

               (b) The foregoing Subsection (a) notwithstanding, in the event of the death of Participant who is in the employ of the Company or a Subsidiary prior to his Early Retirement Date, no benefit will be paid to the Beneficiary of the Participant in the form of a Supplemental Death Benefit until the date such Participant would have otherwise attained his Early Retirement Date assuming he had continued in the employ of the Company. In the event of the death of the Beneficiary prior to such date, then the Supplemental Death Benefit will be paid as provided under Section 6.2 below. If the Participant dies on or after his Early Retirement Date, then his Supplemental Death Benefit will be paid to his Beneficiary in the form elected by the Participant unless the Committee approves a different form under Section 10.2 herein, as hereinabove provided.

               (c) SPECIAL DEATH BENEFIT. In the event that a Participant has elected to receive his Supplemental Normal Retirement Income for the "Life of Participant Only" (Option 1) and such Participant dies prior to the time that benefits actually commence pursuant to the terms of this Plan, then, the Beneficiary of such deceased Participant shall receive the Actuarial Equivalent of such Participant's Supplemental Normal Retirement Income paid as a "50% Joint Annuitant Survivor Benefit" (Option 2) as described in Section 10.1 hereof.

          6.2 BENEFICIARY DESIGNATION. The Participant shall designate a Beneficiary in his Agreement who will receive the deceased Participant's Supplemental Death Benefit. Such Beneficiary may be changed by the Participant upon notice to the Company pursuant to the terms of the Agreement. The Participant's Supplemental Death Benefit shall be paid to the Beneficiary designated by the Participant who is then surviving, and if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant who will be deemed to be the Participant's Beneficiary in such case, and if there is no surviving Eligible Spouse or other surviving Beneficiary, then no Supplemental Death Benefit will be paid under this Plan.

                                 ARTICLE VII

                              EARLY RETIREMENT

          7.1 SUPPLEMENTAL EARLY RETIREMENT INCOME. A Participant who has attained his Early Retirement Date may retire early and receive his Supplemental Early Retirement Income which shall commence as of such Participant's Early Retirement Date. The monthly amount of a Supplemental Early Retirement Income to which a Participant shall be entitled shall be (i) based on his Supplemental Normal Retirement Income which has been earned by the Participant as of his Early Retirement Date and (ii) paid in the manner elected by the Participant as provided in Section 10.1. An early retiree's Supplemental Normal Retirement Income shall be actuarially adjusted as of the date of the commencement of payments by multiplying the Participant's Supplemental Normal Retirement Income by the "early retirement adjustment factors" described below. To determine a Participant's Supplemental Early Retirement

Income, his Supplemental Normal Retirement Income is multiplied by the product resulting from multiplying the applicable percentage set out below by the number of years and completed months that benefits are to commence prior to the Participant's age 62; provided, however, that the Committee may in its sole discretion waive the application of the "early retirement adjustment factors."

          The applicable percentage of actuarial reduction will be determined at the time payment of benefits commences based upon the title of the Participant with the Company or any Subsidiary as of the date closest to the date benefits commence.

                               EARLY RETIREMENT
                               ADJUSTMENT FACTORS
                               ------------------

                                                      EARLY RETIREMENT
          POSITION                                   ADJUSTMENT FACTORS
          --------                                   ------------------
          Chief Executive Officer                            3%
          Executive Vice President                           4%
          Senior Vice President/Vice President/Other         5%

EXAMPLE: If a Senior Vice President retires at age 59 1/2 and commences receipt of his benefits, then, the reduction would be 12 1/2% (2 1/2 years before 62 : 2 1/2 x 5% = 12 1/2%).

                                 ARTICLE VIII

                                  DISABILITY

          8.1 SUPPLEMENTAL DISABILITY RETIREMENT INCOME. If a Participant has satisfied all conditions of Disability, he shall be entitled to his Supplemental Disability Retirement Income. The monthly amount of a Supplemental Disability Retirement Income to which a Participant shall be (i) based on the amount of Supplemental Normal Retirement Income earned by the Participant as of his Disability Retirement Date and (ii) paid in the form elected by the Participant under his Agreement and as described in Section
10.1. Payment of Supplemental Disability Retirement Income benefits shall not commence (i) prior to his Early Retirement Date assuming such Participant continues in the employ of the Employer, and (ii) until such Participant is no longer receiving benefits pursuant to the Long-Term Disability Plan. A Participant's Supplemental Disability Retirement Income will be adjusted in the same manner as Supplemental Early Retirement Income as provided in Section 7.1 hereof if benefits commence prior to attainment of the age of 62 years.

          8.2 PROOF OF DISABILITY. After a Participant's Disability Retirement Date the Committee may require that the Participant's continuing Disability be verified by medical examination at a location convenient to the Participant; provided, such Participant shall not be required to submit to more than one examination in a 12 month period. If, at any time prior to the Participant's Normal Retirement Age, the Committee determines that he no longer has a Disability, or if the Participant shall refuse to submit to a medical examination, the Committee shall direct that in computing such Participant's Supplemental Disability Retirement Income, only "Years of Credited Service" earned prior to such determination by the Committee be considered.

                                 ARTICLE IX

                        TERMINATION OF EMPLOYMENT

          9.1  TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT DATE.

               (a) VESTING. The vesting schedule in the Qualified Plan, as it exists from time to time, shall be applied to determine if a Partici-pant is vested in his Supplemental Normal Retirement Income under this Plan. Unless a Participant has earned a vested accrued benefit under the Qualified Plan, or unless there has been a Change of Control as provided in Section 9.2 below, he shall not be entitled to any benefit under this Plan. Unless sooner vested, the Participant will be fully vested in his Supplemental Normal Retirement Income on his Retirement Date or date of death.

               (b) PAYMENT OF VESTED BENEFIT. A Participant's Supplemental Normal Retirement Income will be paid pursuant to Article X hereof.

          9.2 ACCELERATION OF VESTING OF SUPPLEMENTAL NORMAL RETIREMENT INCOME UPON CHANGE OF CONTROL. In the event that there is a "Change of Control" as defined below then, each Participant shall be fully vested in his Supplemental Normal Retirement Income earned as of the date of the Change of Control (or earned after such date) with such Supplemental Normal Retirement Income to be paid in the form elected by the Participant as provided in Section 10.1 hereof immediately following his termination of employment. Such Supplemental Normal Retirement Income shall not be reduced by any Early Retirement Adjustment Factors as provided in Article VII hereof. It shall be calculated based upon
(i) such Participant's actual Annual Final Compensation earned by such Participant as the date of the Change of Control, or the date of his termina-tion of employment whichever produces the greatest amount of Supplemental Normal Retirement Income, and (ii) the greater of such Participant's actual Years of Credited Service or ten (10) Years of Credited Service. In each case, the Participant shall have been deemed to have reached 65 years of age. Anything in this Plan to the contrary notwithstanding, if a Participant's employment with the Employer is terminated on or prior to the date on which a

Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan as to such terminated Participant, a Change of Control shall be deemed to have occurred as of the date immediately prior to the date of such termination. For the purposes of this Plan, the term "Change of Control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Out-standing Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) in accordance with any share rights agreement to which the Company is a party that may be in effect (the "Rights Agreement") lowers the threshold amounts set forth in the Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the reduced threshold amount set by the Incumbent Board pursuant to the Rights Agreement; and provided, further, however, that the following acquisi-tions shall not constitute a change of control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by at least a majority of the members of the Incumbent Board, (v) any acquisition approved by at least a majority of the members of the Incumbent Board within five (5) business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 9.2; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Out-standing Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities enti-tled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

               (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                                 ARTICLE X

                     MANNER OF PAYMENT OF BENEFITS

          10.1 PAYMENT AT ACTUAL RETIREMENT. Upon the Participant terminating his employment with the Employer on his applicable Retirement Date or at termination upon or following a Change of Control, then, such Participant shall be paid a benefit calculated as provided herein; and, such benefit shall be paid as Supplemental Early Retirement Income, Supplemental Disability Retire-ment Income, Supplemental Normal Retirement Income or as provided in Section
9.2 herein due to termination upon or after a Change of Control, as the case may be. A Participant shall be entitled to receive the Actuarial Equivalent of such benefits calculated as a single life annuity and paid in one of the optional forms of payment described below and elected by the Participant in his Agreement. Except as provided in Section 10.2 below, such elections are irrevocable and will be made by the Participant on the date the Participant becomes a participant in the Plan pursuant to the terms of the Agreement.

The optional forms of payment permitted under the Plan are as follows:

                          OPTIONAL FORMS OF PAYMENT

                           Life of Participant Only
                     50% Joint Annuitant Survivor Benefit
                     75%  Joint Annuitant Survivor Benefit
                     100% Joint Annuitant Survivor Benefit
                             5 Year Period Certain
                            10 Year Period Certain
                            15 Year Period Certain

A description of the optional forms of payment is contained on Exhibit "B" attached hereto. The Actuary shall actuarially adjust the amount of Supplemental Normal Retirement Income otherwise payable to the Participant if such payment was to be made on a single life basis to reflect the age of the Participant, his Beneficiary or his Eligible Spouse, as the case may be, and the form of payment elected.

          10.2 COMMITTEE MAY APPROVE CHANGE OF FORM OF PAYMENT. In the event that a Participant or his Beneficiary (in the event of death) desires to change any form of payment previously elected by the Participant under his Agreement to another optional form of payment described above, then, the Participant, or his Beneficiary (in the case of death), may make a written request to the Committee to change the elected form of payment to any of the other optional form of payment described above. The decision by the Committee to agree to make any such changes shall be in the sole discretion of the Committee and shall be final and conclusive.

                                 ARTICLE XI

                        GENERAL BENEFIT PROVISIONS

          11.1 REEMPLOYED PARTICIPANTS WHO HAD BEEN RECEIVING BENEFITS. In the case of a Participant who was previously receiving benefits under any provision of this Plan and is reemployed with the Employer and who is again selected for participation in the Plan, the amount of previous benefits paid shall be taken into account and shall serve to actuarially reduce the Participant's Supplemental Normal Retirement Income payable at his subsequent Retirement Date.

          11.2 RESTRICTIONS ON ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan, then such right or benefit shall, in the discretion of the Committee, be held or applied for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

          11.3 NO TRUST. No action under this Plan by the Company, the Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Supplemental Normal Retirement Income. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company, its parent, if applicable, or any Subsidiary. Any asset acquired or held by the Company, its parent, if applicable, or any Subsidiary in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company, its parent, if applicable, or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company, it parent, if applicable, or any Subsidiary at all times subject to the claims of general creditors of the Company or any Subsidiary. However, the Company may contribute assets to the Trust to pay benefits under the Plan.

          11.4 PLAN UNFUNDED - NO ASSIGNMENT. The Plan at all times shall be entirely unfunded as provided under Title I of the Act and no provision shall at any time be made with respect to segregating from claims of creditors any assets of the Company, its parent, if applicable, a Subsidiary for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan. No right or benefit under this Plan shall in any manner be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge by creditors of any Participant or Beneficiary, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, attach, garnish or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

          11.5 WITHHOLDING AND OTHER EMPLOYMENT TAXES. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

                                  ARTICLE XII

                    PROVISIONS RELATING TO PARTICIPANTS

          12.1 INFORMATION REQUIRED OF PARTICIPANTS. Payment of Benefits shall begin as of the payments date(s) provided in this Plan and no formal claim shall be required therefor; provided, in the interest of orderly administration of the Plan, the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Partici-pants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

          12.2 ABANDONMENT OF BENEFITS. Each Participant and Beneficiary shall file with the Committee, from time to time in writing, his post office address and each change of post office address, and any communication addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no such address was filed, then at his last post office address as shown on the Employer's records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan, and the Committee shall not be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary; provided, that the Committee shall mail an annual notice of unpaid pension benefits to such person at such last post office address. If the Committee furnishes such annual notice to any Participant or Beneficiary that he is entitled to a distribution, and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee within three years thereafter, such benefits shall be disposed of as follows:

                (a) if the whereabouts of such Participant or Beneficiary are known to the Committee, payment shall be made to such Participant or Beneficiary; or

                (b) if the whereabouts of such Participant or Beneficiary are unknown to the Committee, the Committee may direct the distribution of a Participant's pension benefits on the same basis as though the Participant had died without designating a Beneficiary as provided in Subsection 6.2 hereof.

          12.3 BENEFITS PAYABLE TO INCOMPETENTS. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to such person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of such person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

          12.4 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer.

                                 ARTICLE XIII

                                ADMINISTRATION

          13.1 ALLOCATION OF RESPONSIBILITY FOR PLAN ADMINISTRATION. The Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan. In general, the Company shall have the sole responsibility for appointing and removing Committee members, as provided in Section 13.2 herein. The Company shall have the sole responsibility for amending or terminating, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of the Plan which responsibility is specifically described in this Plan.

          13.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee which shall be appointed by and serve at the pleasure of the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company.

          13.3 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any person to benefits. If any request for a benefit is wholly or partially denied, the Committee shall notify the person requesting the benefits, in writing, of such denial, including in such notification the following information:

                (a)  the specific reason or reasons for such denial;

                (b) the specific references to the pertinent Plan provisions upon which the denial is based;

                (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

                (d) an examination of this Plan's review procedure with respect to denial of benefits.

Provided, that any such notice to be delivered to any Participant or beneficiary shall be mailed by certified or registered mail and shall be written to the best of the Committee's ability in a manner that may be understood without legal counsel.

          13.4 REVIEW PROCEDURE. Any Participant or Beneficiary whose claim has been denied in accordance with Section 13.3 herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

          13.5 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with the Act and governmental regulations issued thereunder relating to records of the Participant's accounts and benefits which may be paid under the Plan; and to notify Participants and Beneficiaries as required.

          13.6 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                (a) to construe and interpret the Plan in its sole and absolute discretion, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                (d) to receive from the Employer and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                (e) to furnish the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan;

                (g) to allocate among themselves who shall be responsible for specific duties and to designate fiduciaries (other than Committee members) to carry out responsibilities under the Plan; provided that any such allocations shall be reduced to writing, signed by all Committee members, and filed in a permanent Committee minute book; and

                (h) to maintain continuing review of the Act, the Code, and the implementing regulations thereto and suggest changes and modifications to the Employer in connection with delegations of responsibility, as appropriate, and amendments to the Plan.

          13.7 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer or the legal counsel of the Company.

          13.8 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall have a chairman, and appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all meetings in a permanent Committee minute book and forward all necessary communications to the Employer. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, to the extent permitted by law, shall not be responsible for any such action or failure to act.

                                  ARTICLE XIV

                           AMENDMENT AND TERMINATION

          14.1 RIGHT TO AMEND OR ALTER PLAN. The Plan may be amended by the Committee from time to time in any respect whatever by resolution of the Committee specifying such amendment; provided, however, this Plan may not be amended in any manner which adversely affects the Supplemental Normal Retirement Income earned by the Participant as of the date of such amendment without the written consent of the affected Participant.

          14.2 RIGHT TO TERMINATE PLAN. The Committee expressly reserves the right to terminate this Plan in whole or in part at any time; provided, however, this Plan may not be terminated if such termination adversely affects the Supplemental Normal Retirement Income earned by the Participant as of the date of termination without the written consent of the affected Participant. If the Plan is terminated, as provided herein or under Subsection 14.3(b) below, then (i) each Participant will be fully vested in his then earned Supplemental Normal Retirement Income and (ii) the Plan shall continue with respect to the Supplemental Normal Retirement Income earned as of such date of termination until all benefits have been paid to the Participants.

          14.3  MERGER OF COMPANY OR TERMINATION OF QUALIFIED PLAN.

                (a) MERGER OF COMPANY; SUCCESSOR MUST ASSUME PLAN. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's and any Subsidiary's obligations under this Plan in the same manner and to the same extent that the Company or such Subsidiary would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any succession shall be a breach by the Company of its obligations under this Plan and shall entitle a Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled to hereunder if the Participant terminated employment immediately following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment.

                (b) TERMINATION OF QUALIFIED PLAN. In the event of the termination of the Company's Qualified Plan, then, this Plan shall terminate and in calculating any Supplemental Normal Retirement Income which would otherwise be paid to Participant under this Plan, the Qualified Plan Benefit earned by Participant will be calculated as of such termination date and will be applied at such time to determine the amount of Supplemental Normal Retirement Income to which Participant would be entitled under this Plan.

          14.4 FORFEITURE OF ALL BENEFITS. In the event that the Participant (i) is discharged from employment service with the Employer for Cause or (ii) commits any other act or acts which are injurious and adversely impacts the Employer in any manner whatsoever and would be expected to substantially enrich the Participant, then, in such events, the Committee, in its sole discretion, may determine that any benefit which would otherwise be provided to the Participant, his Beneficiary under the Agreement or the Plan shall be forfeited in its entirety, and it shall thereafter be deemed as if the Participant never was selected for participation in the Plan. Provided, however, that the provisions of this Section 14.4 shall not be applicable in the event a Change of Control has occurred.

                                  ARTICLE XV

                           MISCELLANEOUS PROVISIONS

          15.1 ARTICLES AND SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

          15.2 LAWS OF OKLAHOMA TO GOVERN. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma. All contributions to the Trust, if any, shall be deemed to take place in the State of Oklahoma.

          EXECUTED as of the 1st day of November, 1997.

                                  FLEMING COMPANIES, INC., a corporation


                                  By:
                                     ------------------------------------
                                     Robert E. Stauth, Chairman and
                                     Chief Executive Officer

                                              "COMPANY"

                                  EXHIBIT "B"

                  DESCRIPTION OF OPTIONAL FORMS OF PAYMENT

OPTION 1 - Life of
Participant Only:               A Supplemental Normal Retirement Income will be
                                paid for the Participant's life only. Upon the Participant's death, all payments of
                                Supplemental Normal Retirement Income shall cease.

OPTION 2 - 50%
Joint Annuitant
Survivor Benefit:               A reduced amount of Supplemental Normal
                                Retirement Income will be paid to the
                                Participant for the Participant's life, then, at the Participant's death 50% of such amount shall be paid to the Participant's surviving
                                Beneficiary. In the event that the Partici-pant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further pay ments will be paid under Option 2 or this Agreement.

OPTION 3 - 75%
Joint Annuitant
Survivor Benefit:               A reduced amount of Supplemental Normal
                                Retirement Income will be paid to the
                                Participant for the Participant's life, then, at the Participant's death 75% of such amount shall be paid to the Participant's surviving
                                Beneficiary. In the event that the Partici-pant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further pay ments will be due under Option 3 or this Agree-ment.

OPTION 4 - 100%
Joint Annuitant
Survivor Benefit:               A reduced amount of Supplemental Normal
                                Retirement Income will be paid to the
                                Participant for the Participant's life, then, at the Participant's death 100% of such amount shall be paid to the Par-ticipant's surviving Beneficiary. In the event that the Participant's surviving Beneficiary has predeceased the Participant, or should otherwise die after the Participant's death, then no further payments will be due under Option 4 or this Agreement.

OPTION 5 - 5 Year
Period Certain:                 A reduced amount of Supplemental Normal
                                Retirement Income will be paid for a period of 5 years certain. After the expiration of such 5 year period, payments shall then continue for the Participant's life in the same amount. In the event of the Participant's death during the 5 year period certain, then, the balance of such payments due only during such 5 year period will be paid to the Participant's sur-viving Beneficiary. After the expiration of such 5 year period, then all payments shall cease. In the event of the expiration of such 5 year period, and the Participant dies, then, no further benefits will be paid under Option 5 or this Agreement.

OPTION 6 - 10 Year
Period Certain:                 A reduced amount of Supplemental Normal
                                Retirement Income shall be paid for a period of 10 years certain. After the expiration of such 10 year period, payments shall then continue for the Participant's life in the same amount.
                                In the event of the Participant's death during the 10 year period certain, then, the balance of such payments due only during such 10 year period will be paid to the Participant's sur-viving Beneficiary. After the expiration of such 10 year period, then all payments shall cease. In the event of the expiration of such 10 year period, and the Participant dies, then, no further benefits will be

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                                paid under Option 6 or this Agreement.

OPTION 7 - 15 Year
Period Certain:                 A reduced amount of Supplemental Normal
                                Retirement Income shall be paid for a period of 15 years certain. After the expiration of such 15 year period, payments shall then continue for the Participant's life in the same amount.
                                In the event of the Participant's death during the 15 year period certain, then, the balance of such payments due only during such 15 year period will be paid to the Participant's sur-viving Beneficiary. After the expiration of such 15 year period, then all payments shall cease. In the event of the expiration of such 15 year period, and the Participant dies, then, no further benefits will be paid under Option 7 or this Agreement.